EXHIBIT 99.9


CONTACT:    Linda J. Wachner                    Robert D. Siegfried
            (212) 370-8205                      Kekst and Company
                                                (212) 521-4832
            William S. Finkelstein
            (212) 370-8287





                                                 FOR IMMEDIATE RELEASE

              WARNACO COMPLETES $2.56 BILLION FINANCING


NEW YORK, NEW YORK, OCTOBER 6, 2000 --The Warnaco Group, Inc. (NYSE:WAC) today announced that it has completed the transactions previously announced to amend and extend up to $2.56 billion of existing financing facilities on a secured basis through August 12, 2002. The refinancing transactions, which became effective earlier today, are led by The Bank of Nova Scotia, Salomon Smith Barney, Inc., Citibank, N.A., Morgan Guaranty Trust Company of New York, Commerzbank, A.G. and Societe Generale. Warnaco said that the principal loan agreements will be filed on Form 8-K with the Securities and Exchange Commission.

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Fruit of the Loom(R) bras, Van Raalte(R), Lejaby(R), Weight Watchers(R), Bodyslimmers(R), Izka(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's, women's, and children's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Oscar de la Renta(R), Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, A.B.S.(R) Women's sportswear and better dresses and Penhaligon's(R) fragrances and accessories.